EXHIBIT 99.1

Gevity Reports First Quarter Earnings Results

BRADENTON, Fla., April 29, 2008 (PRIME NEWSWIRE) -- Gevity (Nasdaq:GVHR), which serves as the full-service human resources department for small and mid-sized businesses, today reported a loss of $0.07 per diluted share for its first quarter of 2008. This loss is attributable to:

 * An operating loss of $2.1 million, or $0.06 per diluted share, in the company's Gevity Edge Select(tm) segment, which the company has previously announced that it will exit in order to pursue
   profitable growth in its core PEO business. Included in the Gevity
   Edge Select operating loss is a non-cash $0.5 million impairment charge and $0.9 million of charges related to exit activities
 * A $0.6 million charge, or $0.01 per diluted share, as part of a previously announced cost alignment initiative in the company's
   Gevity Edge segment.

Gevity's first quarter loss of $0.07 per diluted share compares to earnings of $0.01 per diluted share in the fourth quarter of 2007 and earnings of $0.10 per diluted share in the first quarter of 2007. Fourth quarter 2007 earnings were impacted by a $0.22 per diluted share impairment charge and a $0.04 per diluted share executive severance charge. First quarter 2007 results included $0.04 per diluted share in severance related charges.

Gevity Edge Client Portfolio

Gevity ended the first quarter of 2008 with 106,800 client employees served in its Gevity Edge segment. This compares to 115,600 Gevity Edge client employees served at the end of 2007 and 123,500 Gevity Edge client employees served at the end of the first quarter of 2007. The sequential decline in the Gevity Edge client portfolio was the result of certain termination requests received in 2008 but having 2007 effective dates, the managed attrition of unprofitable clients and a reduction in client staffing levels. Excluding the foregoing factors, Gevity Edge production outpaced Gevity Edge client terminations. Year-over-year Business Development Manager productivity, as measured by the number of client employees produced per Business Development Manager, improved for a second consecutive quarter.

"Overall, Gevity has made satisfactory progress in the first quarter. The sales team ended the quarter as we began it, delivering improved productivity levels. The results were particularly encouraging given the considerable focus on transferring our Gevity Edge Select clients to alternative providers and in terminating or repricing more than 350 unprofitable clients in our Gevity Edge portfolio," commented Michael J. Lavington, Gevity's Chairman and Chief Executive Officer Designate.

First Quarter Results

Gevity's first quarter gross profit benefited from another strong performance in the company's workers' compensation program, which is entirely attributable to the Gevity Edge segment. The workers' compensation program contributed $5.8 million toward gross profit notwithstanding the effects of lower wages and Florida's reduced workers' compensation rates. Conversely, the company experienced a sequential reduction in professional service fees due to the aforementioned reduction in the Gevity Edge client portfolio. In total, Gevity reported first quarter gross profit of $35.2 million in 2008 compared to $51.2 million in the fourth quarter of 2007 and $45.4 million in the year earlier period. Of the first quarter gross profit reported in 2008, $34.2 million was generated by the Gevity Edge segment.

Gevity took action in the first quarter to improve the company's cost structure, including the reduction of staffing levels. These actions, combined with cost realignment measures taken in 2007, led to a 9.2% year-over-year reduction in operating expenses from $41.1 million in the first quarter of 2007 to $37.3 million in the first quarter of 2008. The company also showed sequential improvement in operating expenses from the $49.4 million reported in the fourth quarter of 2007, which included an $8.5 million impairment charge and a $1.6 million executive severance charge. Of the $37.3 million first quarter 2007 operating expenses, $34.3 million was incurred by the Gevity Edge segment, which includes the aforementioned $0.6 million cost alignment initiative charge.

Mr. Lavington continued, "During the quarter, we took a number of actions to continue to improve the organization's efficiency, including withdrawing from unprofitable client relationships; realigning our cost structure; commencing the exit from a non-core business; and continuing to invest in improving sales productivity. We are now shifting our focus towards enhancing the appeal of our core PEO product offering, which coupled with the execution of efficiency-driven initiatives, is expected to position Gevity to achieve sustainable, profitable growth."

Gevity Edge Select

Gevity remains on track to complete its exit from the non co-employed market. It has reached agreements with alternative providers that are actively involved in transitioning Gevity Edge Select clients. Gevity expects that it will transition or discontinue service on all of its 16,100 Gevity Edge Select client employees by the end of the second quarter of 2008.

First Quarter Earnings Call

Gevity will discuss its first quarter 2008 results during a live conference call today, April 29, 2008, at 10:00 a.m. Eastern Time. To participate in the call, dial (888) 663-2254. Ask for the Gevity conference call and provide the following pass code: 8304778. Allow five to ten minutes before 10:00 a.m. Eastern Time to secure the line. Listen to a live webcast or replay of the call by visiting the 'Investor Relations' section of gevity.com. Allow five to ten minutes before 10:00 a.m. Eastern Time to register (Minimum requirements to listen to broadcast: Windows Media Player software, downloadable free from Microsoft, and at least a 28.8 KBPS connection to the Internet).

About Gevity

As a leading provider of business solutions, Gevity (Nasdaq:GVHR) empowers small- to medium-size businesses nationwide to boost their productivity by practicing human resource excellence. Gevity's HR expertise and self-service technology enable business owners and managers to spend more time focusing on their bottom line and less time on administrative responsibilities. Gevity, a pioneer in the PEO industry, helps businesses achieve a more effective workforce, an enhanced business culture and compliance with complex HR laws.

Services include payroll and payroll administration, benefits and benefits administration, risk management and loss prevention, HR policies and procedures, new hire support, performance management, and employee development and retention.

A copy of this press release can be found on the company's Web site at gevity.com.

Pursuant to the Private Securities Litigation Reform Act of 1995, the company is hereby providing cautionary statements to identify important factors that could cause the company's actual results to differ materially from forward-looking statements contained in, or implied by, this press release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. They are often expressed through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," "projection," "preliminary," "forecast" and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the company to control or predict, such as risks relating to the following: to the company's guidance, including the challenges to achieving the company's growth strategy in general, gaining new client employees while passing on increased pricing, increasing professional service fees, resolving issues with the multi-carrier choice program, retaining clients through annual benefit enrollment, penetrating the middle market and opening new geographic offices, and its long-term performance standards, our dependence on technology services, the adequacy of our insurance-related loss reserves, the availability of insurance coverage for workers' compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in our acquisition strategy, our dependence on third party technology licenses, our dependence on key personnel, qualified service consultants and sales associates, fluctuations in our quarterly results and sustaining our growth, variability in health insurance claims, state unemployment tax rates and workers' compensation rates, liabilities resulting from our co-employment relationship with our clients, credit risks of our large clients, short termination provisions in our professional services agreements, financial related concerns at clients which result in fewer employees or a termination of the relationship, our geographic market concentration, collateral requirements of our insurance, regulatory compliance, Internet and related security risks, potential liabilities due to potentially being an "employer" due to ERISA and tax regulations and litigation, challenges to expansion due to varying state regulatory requirements, competition and risks relating to recovering insurance premiums paid to a Bermuda reinsurance company. These and other factors are described in the company's filings with the Securities and Exchange Commission, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made and you should not place undue reliance on any forward-looking statement. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

                 GEVITY HR, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
       (in $000's, except share and per share data, unaudited)

                                                       For the
                                                 Three Months Ended
                                                      March 31,
                                                --------------------
                                                   2008       2007
                                                --------------------

 Revenues                                       $ 142,642  $ 161,115
 Cost of services (exclusive of depreciation
   and amortization shown below)                  107,469    115,721
                                                --------------------

 Gross profit                                      35,173     45,394
                                                --------------------
 Operating expenses:
  Salaries, wages and commissions                  20,050     22,538
  Other general and administrative                 12,661     14,793
  Impairment loss                                     532         --
  Depreciation and amortization                     4,037      3,735
                                                --------------------
   Total operating expenses                        37,280     41,066
                                                --------------------

 Operating (loss) income                           (2,107)     4,328
 Interest expense, net                               (399)      (134)
 Other expense, net                                  (104)       (14)
                                                --------------------
 (Loss) income before income taxes                 (2,610)     4,180
 Income tax (benefit) provision                      (995)     1,666
                                                --------------------
 Net (loss) income                              $  (1,615) $   2,514
                                                ====================

 Net (loss) income per common share - diluted   $   (0.07) $    0.10
                                                ====================

 Weighted average common shares outstanding
  - diluted                                        23,207     25,040
                                                ====================

                        GEVITY HR, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (in $000's, unaudited)

                                               March 31,  December 31,
                                                 2008         2007
                                              ----------   ----------
                   ASSETS
  Current assets:
   Cash and cash equivalents                  $   15,110   $    9,950
   Marketable securities - restricted              6,151        6,102
   Accounts receivable, net                      118,291      130,209
   Short-term workers' compensation receivable,
    net                                           18,375       16,950
   Other current assets                           14,818       14,515
                                              ----------   ----------
    Total current assets                         172,745      177,726
 Property and equipment, net                      20,731       22,176
 Long-term marketable securities - restricted      3,975        3,934
 Long-term workers' compensation receivable,
  net                                            110,217      105,321
 Intangible assets, net                            8,907       11,386
 Goodwill and other assets                        20,713       21,368
                                              ----------   ----------
   Total assets                               $  337,288   $  341,911
                                              ==========   ==========

     LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
  Accrued payroll and payroll taxes           $  136,575   $  151,105
  Accrued insurance premiums and health
   reserves                                       11,831       13,557
  Customer deposits and prepayments               10,766       13,581
  Deferred tax liability, net                     11,537       11,674
  Accounts payable and other accrued
   liabilities                                     8,528       13,977
                                              ----------   ----------
   Total current liabilities                     179,237      203,894
 Revolving credit facility                        40,467       17,367
 Other long-term liabilities                       4,555        5,088
                                              ----------   ----------
   Total liabilities                             224,259      226,349
 Total shareholders' equity                      113,029      115,562
                                              ----------   ----------
   Total liabilities and shareholders'
    equity                                    $  337,288   $  341,911
                                              ==========   ==========

                         GEVITY HR, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in $000's, unaudited)

                                                      For the
                                                 Three Months Ended
                                                     March 31,
                                              -----------------------
                                                 2008         2007
                                              ----------   ----------

 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                           $   (1,615)  $    2,514
  Adjustments to reconcile net (loss) income
   to net cash used in operating activities:
   Depreciation and amortization                   4,037        3,735
   Impairment loss                                   532           --
   Deferred tax benefit, net                        (528)      (2,408)
   Stock-based compensation                          280          841
   Excess tax expense (benefits) from share-
    based arrangements                               120         (243)
   Provision for bad debts                           392          524
   Other                                              37          145
   Changes in operating working capital          (18,714)     (16,495)
                                              ----------   ----------
  Net cash used in operating activities          (15,459)     (11,387)
                                              ----------   ----------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable securities and
   certificates of deposit                           (90)      (1,499)
  Capital expenditures                              (202)      (2,108)
  Business acquisition                                --       (9,466)
                                              ----------   ----------
  Net cash used in investing activities             (292)     (13,073)
                                              ----------   ----------

 CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under revolving credit
   facility                                       23,100        2,249
  Capital lease payments                             (80)          --
  Proceeds from exercise of stock options            106          674
  Excess tax (expense) benefits from share-
   based arrangements                               (120)         243
  Dividends paid                                  (2,095)      (2,222)
  Purchase of treasury stock                          --       (6,686)
                                              ----------   ----------
   Net cash provided by (used in) financing
    activities                                    20,911       (5,742)
                                              ----------   ----------

 Net increase (decrease) in cash and cash
  equivalents                                      5,160      (30,202)
 Cash and cash equivalents - beginning of
  period                                           9,950       36,291
                                              ----------   -----------
 Cash and cash equivalents - end of period    $   15,110   $    6,089
                                              ==========   ==========

                        GEVITY HR, INC. AND SUBSIDIARIES
                                 STATISTICAL DATA
                                    (unaudited)

                                        1st          1st
                                      Quarter      Quarter  Percentage
                                       2008         2007      Change
                                     ---------    ---------  --------

 Client employees at period end        122,919      140,004    -12.2%
 Clients at period end (1)               6,492        7,445    -12.8%
 Average number of client employees/
  clients at period end                  18.93        18.81      0.6%
 Average number of client employees
  paid (2)                             113,087      123,902     -8.7%
 Annualized professional service fees
  per average number of client
  employees paid (3), (4)            $   1,081    $   1,190     -9.2%
 Annualized total gross profit per
  average number of client employees
  paid (3)                           $   1,244    $   1,465    -15.1%
 Annualized operating (loss) income
  per average number of client
  employees paid (3)                 $     (75)   $     140   -153.6%

 (1) Client accounts as measured by individual client Federal
     Employer Identification Number ("FEIN").

 (2) The average number of client employees paid is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

 (3) Annualized statistical information is based upon actual quarter-
     to-date amounts which have been annualized (divided by 3 and multiplied by 12) and then divided by the average number of client employees paid.

 (4) The annualized professional service fees is based upon
     information from the following table (in thousands):

                                           1st Quarter  1st Quarter
                                               2008         2007
                                            ----------   ----------
 Revenues:
  Professional service fees                 $   30,550   $   36,869
  Employee health and welfare benefits          83,813       88,752
  Workers' compensation                         15,846       21,200
  State unemployment taxes and other            12,433       14,294
                                            -----------------------
  Total revenues                            $  142,642   $  161,115
                                            =======================

                       GEVITY HR, INC. AND SUBSIDIARIES
                        STATISTICAL DATA - BY SEGMENT
                                 (unaudited)

                                          Gevity Edge
                                        1st          1st
                                      Quarter     Quarter   Percentage
                                        2008        2007      Change
                                     ---------   ---------   --------

 Client employees at period end        106,784     123,517    -13.5%
 Clients at period end (1)               6,282       7,293    -13.9%
 Average number of client employees/
  clients at period end                  17.00       16.94      0.4%
 Average number of client employees
  paid (2)                             100,084     115,627    -13.4%
 Annualized professional service
  fees per average number of client
  employees paid (3)                 $   1,192   $   1,263     -5.6%
 Annualized total gross profit per
  average number of client employees
  paid (3)                           $   1,368   $   1,553    -11.9%
 Annualized operating (loss) income
  per average number of client
  employees paid (3)                 $      (1)  $     163   -100.6%

                                       Gevity Edge Select
                                        1st         1st
                                      Quarter     Quarter   Percentage
                                        2008        2007      Change
                                     ---------   ---------   --------

 Client employees at period end         16,135      16,487     -2.1%
 Clients at period end (1)                 210         152     38.2%
 Average number of client employees/
  clients at period end                  76.83      108.47    -29.2%
 Average number of client employees
  paid  (2)                             13,003       8,275     57.1%
 Annualized professional service
  fees per average number of client
  employees paid (3)                 $     222   $     171     29.8%
 Annualized total gross profit per
  average number of client employees
  paid (3)                           $     287   $     238     20.6%
 Annualized operating (loss) income
  per average number of client
  employees paid  (3)                $    (642)  $    (186)  -245.2%

 (1) Client accounts as measured by individual client FEIN.

 (2) The average number of client employees paid is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

 (3) Annualized statistical information is based upon actual quarter-to-date amounts which have been annualized (divided by
     3 and multiplied by 12) and then divided by the average number of client employees paid.

CONTACT:  Gevity
          Patrick C. Lee, Director, Investor and Media Relations
          1.800.2GEVITY (1.800.243.8489), x3301
          patrick.lee@gevity.com